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           SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                                    FORM 8-K

                              CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of report: September 27, 2001


                   FIRST CHOICE HEALTH NETWORK, INC.
               (Exact Name of Registrant as Specified in Charter)


            WASHINGTON               0-23998                    91-1272766
   (State of Incorporation)    (Commission File Number)       (IRS Employer
                                                          Identification Number)


                                601 Union Street
                                 Suite 1100
                             Seattle, WA 98101-1838
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (206) 292-8255




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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            On September 27, 2001 First Choice Health Network, Inc. a Washington corporation (the "Company"), dismissed Deloitte & Touche LLP as the Company's independent accountants and engaged Moss Adams LLP as its new independent accountants. The decision to change the Company's accounting firm was approved by the Company's Board of Directors.

            Deloitte  &  Touche  LLP  reports  on  the   Company's   financial
statements for December 31, 2000 and December 31, 1999 (the two most recent fiscal years) contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

              During the Company's last two fiscal years and the subsequent interim periods to the date hereof, there were no material disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statement.

              None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and the subsequent interim period regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

              The Company has requested Deloitte & Touche LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated September 28, 2001 is filed as an Exhibit to this 8-K.

              The Company has engaged the accounting firm of Moss Adams LLP as its new independent accountant. The decision to appoint Moss Adams LLP as the new independent accountants for the Company was approved by the Company's Board of Directors.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits
                           Letter from  Deloitte & Touche LLP agreeing  with the
statements contained in this Form 8-K.





                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST CHOICE HEALTH NETWORK, INC.

                                 By: /s/ Kenneth Hamm
                                    -------------------------------------------
                                 Kenneth Hamm

                         Its:  Vice President and Chief Financial Officer